Exhibit 4.36.5

Date 18 March 2004

KTL MAYFAIR, INC.

as Owner

-and-

THE ROYAL BANK OF SCOTLAND plc

as Lender

GENERAL ASSIGNMENT

relating to m.v. “MAYFAIR”

WATSON, FARLEY & WILLIAMS

London

INDEX

Clause

1	DEFINITIONS AND INTERPRETATION

2	COVENANT TO PAY

3	ASSIGNMENTS AND FLOATING CHARGE

4	EARNINGS, INSURANCES AND REQUISITION COMPENSATION

5	REPRESENTATIONS AND WARRANTIES

6	COVENANTS

7	PROTECTION OF SECURITY

8	ENFORCEABILITY AND LENDER’S POWERS

9	APPLICATION OF MONEYS

10	FURTHER ASSURANCES

11	POWER OF ATTORNEY

12	INCORPORATION OF LOAN AGREEMENT PROVISIONS

13	SUPPLEMENTAL

14	LAW AND JURISDICTION

EXECUTION PAGE

THIS DEED is made on 18 March 2004

BETWEEN

(1)           KTL MAYFAIR, INC., a company incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the “Owner”); and

(2)           THE ROYAL BANK OF SCOTLAND plc, acting through its office at Shipping Business Centre, 5-10 Great Tower Street, London EC3P 3HX (the “Lender” which expression includes its successors and assigns)

BACKGROUND

(A)          By a loan agreement dated 2 March 2004 and made between (i) Knightsbridge Tankers Limited (the “Borrower”), (ii) KTL Hampstead, Inc., KTL Chelsea, Inc., KTL Camden, Inc., KTL Kensington, Inc. and the Owner and (iii) the Lender it was agreed that the Lender would make available to the Borrower a facility of up to US$140,000,000 by way of up to five (5) separate advances.

(B)           By certain agreements (each a “Daylight Funding Agreement”) dated                                         2004 and made between, among others, each New Owner and the Lender it was agreed that the Lender would advance to each New Owner by way of a single advance and by way of overdraft a facility of approximately US$40,000000 per New Owner for the purpose of financing the balance of that New Owner’s obligation to pay the purchase price of the Ship to be acquired by it in excess of the amount available for that purpose under the Loan Agreement.  By the guarantee contained in clause 10 of the Loan Agreement each New Owner guarantees the liabilities of each other New Owner under, inter alia, its Daylight Funding Agreement.  A copy of the form of each Daylight Funding Agreement is annexed to the Mortgage (the “Mortgage”) marked “B”.

(C)           It is one of the conditions precedent to (i) the availability of the facility under the Loan Agreement and (ii) the facility under the Owner’s Daylight Funding Agreement that the Owner executes, delivers and registers a Mortgage and enters into this Deed.

(D)          The Owner has executed a Mortgage in favour of the Lender.

(E)           This Deed supplements the Loan Agreement and the Mortgage executed by the Owner and is one of the General Assignments referred to in the Loan Agreement.

IT IS AGREED as follows:

1              DEFINITIONS AND INTERPRETATION

1.1          Defined expressions.  Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2          Definitions.  In this Deed, unless the contrary intention appears:

“Charter”  means any charter relating to the Ship, or other contract for its employment, whether or not already in existence;

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter;

“Loan Agreement”  means the loan agreement dated 2 March 2004 referred to in Recital (A);

“Receiver”  means any receiver and/or manager (or joint receivers and/or managers) appointed under Clause 8.3;

“Secured Assets”  means those assets of the Owner:

(a)           mortgaged or charged by Clause 3.1; or

(b)           covered by the floating charge in Clause 3.2; or

(c)           mortgaged or charged by any other Finance Document to which the Owner is a party;

“Secured Liabilities”  means all liabilities which the Borrower, the New Owners, the other Security Parties or any of them have, at the date of this Deed or at any later time or times, to the Lender under or in connection with any Finance Document or the Master Agreement or any judgment relating to any Finance Document or the Master Agreement (including, without limitation, the liabilities of the New Owners as joint and several guarantors of the liabilities of the Borrower and each other New Owner, as contained in clause 10 of the Loan Agreement); and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country; and

“Ship”  means the vessel  “MAYFAIR” documented in the name of the Owner under the laws and flag of the Marshall Islands under Official Number 2028 and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

1.3          Application of construction and interpretation provisions of Loan Agreement.  Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Deed.

1.4          Inconsistency between Loan Agreement provisions and this Deed.  This Deed shall be read together with the other Finance Documents, but in case of any conflict between the Loan Agreement and this Deed, the provisions of the Loan Agreement shall prevail.

1.5          Continuing effect after discharge of Mortgage.  Notwithstanding that this Deed supplements the Loan Agreement and the Mortgage, it shall continue in full force and effect after any discharge of the Mortgage.

1.6          Inconsistency between provisions of specific mortgages and this Deed.  Any specific mortgage which the Owner may effect in respect of any Charter or Charter Guarantee to secure the Secured Liabilities shall be in addition to this Deed; but in the event of any conflict between the provisions of such a mortgage and the provisions of this Deed, the provisions of the mortgage shall prevail; and for this purpose “mortgage” includes assignment and charge.

2              COVENANT TO PAY

2.1          Covenant to pay Secured Liabilities.  The Owner covenants with the Lender:

(a)           duly and punctually to pay the Secured Liabilities; and

(b)           to observe and perform all its other obligations under the Finance Documents.

3              ASSIGNMENTS AND FLOATING CHARGE

3.1          Assignments.  The Owner, with full title guarantee, assigns to the Lender absolutely all rights and interests which now or at any later time it has to, in or in connection with:

(a)           the Earnings;

(b)           the Insurances;

(c)           any Charter;

(d)           any Charter Guarantee; and

(e)           any Requisition Compensation.

Each Security Interest created by each paragraph in this Clause 3.1 is a separate and independent Security Interest and if any one of them is to be construed and categorised as a floating charge that shall not result in the others being so construed or categorised.

3.2          General floating charge.  As security for payment of the Secured Liabilities, the Owner charges in favour of the Lender, by way of first floating charge and (where applicable) with full title guarantee, all its undertaking and all its assets whatsoever and wheresoever, both present and future, except those assets mortgaged or charged by Clause 3.1 or by any other Finance Document to which the Owner is a party.

3.3          Continuing security.  This Deed shall remain in force until the end of the Security Period as a continuing security and, in particular:

(a)           the Security Interests created by Clauses 3.1 and 3.2 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)           the Security Interests created by Clauses 3.1 and 3.2, and the rights of the Lender under this Deed, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Lender;

(c)           no failure or delay by or on behalf of the Lender to enforce or exercise a Security Interest created by Clause 3.1 or Clause 3.2 or a right of the Lender under this Deed, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a Security Interest or such a right or with such a Security Interest being a fixed security shall preclude or estop the Lender (either permanently or temporarily) from enforcing or exercising it or result in a Security Interest expressed to be a fixed security taking effect as a floating security; and

(d)           this Deed shall be additional to, and shall not in any way impair or be impaired by:

(i)            any other Security Interest whether in relation to property of the Owner or that of a third party; or

(ii)           any other right of recourse as against the Owner or any third party,

(iii)          which the Lender now or subsequently has in respect of any of the Secured Liabilities.

3.4          No obligations imposed on Lender.  The Owner shall remain liable to perform all obligations connected with the Secured Assets and the Lender shall not, in any circumstances, have or incur any obligation of any kind in connection with the Secured Assets.

3.5          Notice of assignment.  The Owner shall, upon the written request of the Lender, give written notice (in such form as the Lender shall require) of the assignments contained in Clause 3.1 to any person from whom any part of the Secured Assets is or may be due.

3.6          Negative pledge; disposal of assets.  The Owner shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of any items of the Secured Assets or any right relating to any item of the Secured Assets.  However, this Clause 3.6 does not apply to the assets covered by the floating charge in Clause 3.2.

3.7          Release of security.  At the end of the Security Period, the Lender will, at the request and cost of the Owner, re-assign (without any warranty, representation, covenant or other recourse) to the Owner such rights as the Lender then has to, or in connection with, the assets assigned in Clause 3.1 and release the floating charge created in Clause 3.2.

3.8          Insolvency Act 1986.  Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by Clause 3.2 and to any other charge created by this Deed which is to be construed and categorised as a floating charge.

4              EARNINGS, INSURANCES AND REQUISITION COMPENSATION

4.1          Receipt of Earnings.  The Earnings shall be paid to the Operating Account of the Owner for application in accordance with clause 17 of the Loan Agreement until an Event of Default occurs, whereupon:

(a)           the Owner shall forthwith, and the Lender may at any time thereafter, instruct all persons from whom the Earnings are due to pay them to the Lender or as it may direct; and

(b)           any sum in respect of Earnings then held by the Owner’s brokers, bankers or other agents or representatives shall be deemed to have been received by and to be held by them on trust for the Lender.

4.2          Receipt of Insurances before an Event of Default.  Before an Event of Default occurs, sums recoverable in respect of the Insurances shall be payable as follows:

(a)           any sum recoverable in respect of a Total Loss under the Insurances against fire and usual marine risks and war risks shall be paid to the Lender; and

(b)           any sum recoverable in respect of a Major Casualty under the Insurances against fire and usual marine risks and war risks shall be paid to the Lender but so that:

(i)            the sum received by the Lender shall be paid over to the Owner upon the Owner providing evidence satisfactory to the Lender that all loss and damage resulting from the casualty has been properly made good and repaired and that all repair accounts and other liabilities connected with the casualty have been paid by the Owner; and

(ii)           the insurers with whom the fire and usual marine risks and war risks insurances are effected may in the case of any Major Casualty, and with the prior written consent of the Lender make payment on account of the repairs which are being carried out; and

(c)           any other sum recoverable under the Insurances against fire and usual marine risks and war risks shall be paid to the Owner which shall apply it in making good the loss and fully repairing all damage in respect of which that insurance money was received; and

(d)           any sum recoverable under the Insurances against protection and indemnity risks shall be paid direct to the person to whom was incurred the liability to which such sum relates (or to the Owner in reimbursement to it of moneys expended to discharge that liability).

4.3          Receipt of Insurances after an Event of Default.  On or after the occurrence of an Event of Default any sums recoverable under the Insurances shall be payable to the Lender.

4.4          Receipt of Requisition Compensation.  Any Requisition Compensation shall at all times be payable to the Lender.

5              REPRESENTATIONS AND WARRANTIES

5.1          General.  The Owner represents and warrants to the Lender as follows.

5.2          Repetition of Loan Agreement representations and warranties.  The representations and warranties in clause 11 of the Loan Agreement remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.

5.3          No Charter.  Except as disclosed by the Owner to the Lender in writing, the Ship is not subject to any Charter.

5.4          Compliance with Environmental Laws.  All Environmental Laws relating to its ownership, operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with.

5.5          No Environmental Claim.  No Environmental Claim has been made or threatened against the Owner or otherwise in connection with the Ship.

5.6          No Environmental Incident.  No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

6              COVENANTS

6.1          General.  The Owner shall comply with the following provisions of this Clause 6 at all times during the Security Period except as the Lender may otherwise permit.

6.2          Insurance and Ship covenants.  The Owner shall comply with the provisions of clauses 14 (insurance) and 15 (ship covenants) of the Loan Agreement.

7              PROTECTION OF SECURITY

7.1          Lender’s right to protect or maintain security.  The Lender may take any action which it may think fit for the purpose of protecting or maintaining the security created by this Deed or for any similar or related purpose.

7.2          Lender’s right to insure, repair etc.  Without limiting the generality of Clause 7.1, if the Owner does not comply with Clause 6, the Lender may:

(a)           effect, replace and renew any Insurances;

(b)           arrange for the carrying out of such surveys and/or repairs of the Ship as it deems expedient or necessary; and

(c)           discharge any liabilities charged on the Ship, or otherwise relating to or affecting it, and/or take any measures which the Lender may think expedient or necessary for the purpose of preventing its arrest and securing its release.

8              ENFORCEABILITY AND LENDER’S POWERS

8.1          Right to enforce security.  If an Event of Default occurs and irrespective of whether a notice has been served under clause 18.2 of the Loan Agreement (and without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Deed has become enforceable):

(a)           the security constituted by this Deed shall immediately become enforceable for all purposes (including those of paragraph 14 of Schedule B1 of the Insolvency Act 1986); and

(b)           the Lender shall be entitled at any time or times to serve a notice on the Owner crystallising each charge created by this Deed which is a floating charge; and

(c)           the Lender shall be entitled at any time or times to exercise the powers set out in this Clause 8 and in any other Finance Document; and

(d)           the Lender shall be entitled at any time or times:

(i)            to exercise the powers possessed by it as assignee of any item of the Secured Assets conferred by the law of any country or territory in which any item of the Secured Assets is physically present or deemed to be sited the courts of which have or claim any jurisdiction in respect of the Owner or any item of the Secured Assets; and

(ii)           without limiting the scope of the Lender’s powers under sub-paragraph (i), to exercise the powers possessed by it as a creditor or as a person with a Security Interest in any item of the Secured Assets conferred by English law.

8.2          Right to take possession, sell etc.  On the occurrence of an Event of Default, the Lender shall be entitled then or at any later times or times:

(a)           to require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Lender;

(b)           to collect, recover and give a good discharge for any moneys or claims forming part of, or arising in relation to, any item of the Secured Assets and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(c)           to take over or commence or defend (if necessary using the name of the Owner) any claims or proceedings relating to, or affecting, any item of the Secured Assets which the Lender may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(d)           generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any item of the Secured Assets which the Lender may think fit.

8.3          Power to appoint receiver.  The Lender shall have the power, at any time after the Security Interests created by this Deed have become enforceable, to appoint a receiver or joint receivers of all the Secured Assets or of such item of the Secured Assets as may be specified or described in the appointment; and, unless the appointment otherwise provides, it shall be deemed to cover the whole or substantially the whole of the Secured Assets.

8.4          Administrative receiver.  If the appointment of the receiver or the joint receivers under Clause 8.3 covers the whole or substantially the whole of the Secured Assets, he or they shall be an administrative receiver or administrative receivers, unless the provisions of the Insolvency Act 1986 relating to an administrative receiver are not applicable to a receiver of property of a company such as the Owner.

In that case, section 42 of the Insolvency Act 1986 and Schedule 1 to that Act (general powers of an administrative receiver) shall nevertheless be deemed to be incorporated into this Deed with any necessary modifications.

8.5          Receivers’ powers in relation to Ship.  Without prejudice to Clause 8.4, it is specifically declared that, if the appointment of a Receiver comprises the Ship, he shall have power to commence, defend and settle any proceedings or take any other steps with a view or relating to the arrest of the Ship or in connection with any other matter relating to the Ship, to operate the Ship (and to issue bills of lading and other documents in the name of the Owner), to enter into charterparties, insurances and other contracts in respect of the Ship, to sell the Ship and to do all things which appear to the Receiver to be conducive to or connected with any of the foregoing.

8.6          Administrator.  To the intent that the Lender shall be the holder of a qualifying floating charge in respect of the Owner’s property for the purposes of the Insolvency Act 1986 and the Enterprise Act 2002, it is hereby declared that, in addition to the power to appoint a receiver or an administrative receiver contained in Clause 8.3, the Lender shall have power, after all relevant floating charges have become enforceable, to appoint an administrator of the Owner or, at the option of the Lender, to apply to the court for an administration order in respect of the Owner.

8.7          Supplementary provisions regarding Receivers.  The following shall have effect as regards any Receiver appointed under this Clause 8:

(a)           the appointment shall be by deed or, at the Lender’s option, by a document signed by any of its officers; and an appointment in respect of some only of the Secured Assets may later be extended to all or some of the other Secured Assets;

(b)           to the fullest extent permitted by law, a Receiver shall be the Owner’s agent, and the Owner shall be responsible, to the exclusion of any liability on the part of the Lender, for his remuneration and for his contracts, acts and defaults;

(c)           the remuneration of a Receiver and the other terms of his appointment shall be fixed, and may be revised, by the Lender;

(d)           the Lender may exercise any of the powers conferred by the Finance Documents while a Receiver is in office and is acting;

(e)           the Owner irrevocably and by way of security appoints every Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers;

(f)            a Receiver may delegate any of his powers to any person or persons and may do so on terms authorising successive sub-delegations;

(g)           in the case of joint Receivers, any of their powers may be exercised by any one or more of them, unless their appointment specifically states the contrary;

(h)           in the event that a Receiver is not an administrative receiver, the Lender may remove him, with or without appointing another Receiver; and such a removal may be effected by a document signed by any of the Lender’s officers;

(i)            the Lender may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office;

(j)            a Receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses or the following indemnity (or to cover estimated future expenses or amounts due under the following indemnity) as he may from time to time agree with the Lender; and

(k)           the Owner shall, on a Receiver’s demand, fully indemnify that Receiver and every person employed by or acting for him in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Receiver or person, or which that Receiver reasonably and with due diligence estimates that he or such a person may incur, as a result of or in connection with any action taken or omitted to be taken in relation to the Secured Assets or any other matter or event relating to the Secured Assets, including any accident or incident involving or caused by the Ship; and neither a Receiver nor such a person shall have any liability to the Owner in any circumstances save proven dishonesty on the part of that Receiver or person himself.

8.8          Law of Property Act 1925 not applicable.  The Owner hereby waives the entitlement conferred by section 93 of the Law of Property Act 1925 and agrees that section 103 of that Act shall not apply to the security created by this Deed.

8.9          No liability of Lender or Receiver.  Neither the Lender nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it or him under this Deed or to preserve, exercise or enforce any right forming part of, or relating to, any item of the Secured Assets.

9              APPLICATION OF MONEYS

9.1          Application.  All sums received by the Lender or by a Receiver:

(a)           in respect of the Earnings following a direction made by the Lender under Clause 4.1;

(b)           under the Insurances (except any sum received by the Lender in respect of a Major Casualty which has been paid over to the Owner under Clause 4.2(b));

(c)           in respect of Requisition Compensation;

(d)           in respect of any transaction or arrangement under Clause 8.1, 8.2, 8.3, 8.5 or 8.7,

shall be held by the Lender or the Receiver upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Lender or any Receiver in or connection with the exercise of their respective powers and to apply the balance in accordance with clause 21 of the Loan Agreement.

10           FURTHER ASSURANCES

10.1        Owner’s obligation to execute further documents etc.  The Owner shall:

(a)           execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)           effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to the Owner, specify for any of the purposes described in Clause 10.2 or for any similar or related purpose.

10.2        Purposes of further assurances.  The purposes referred to in Clause 10.1 are:

(a)           validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to this Deed or any other Finance Document;

(b)           to create a specific mortgage or assignment of any particular item of the Secured Assets or otherwise to vest in the Lender the title to any particular item of the Secured Assets;

(c)           to protect the priority, or increase the effectiveness, in any jurisdiction of any Security Interest which is created, or which the Lender intended should be created, by or pursuant to the Mortgage, this Deed or any other Finance Document;

(d)           to enable or assist the Lender or a Receiver to sell or otherwise deal with any item of the Secured Assets, to transfer title to, or grant any interest or right relating to, any item of the Secured Assets or to exercise any power which is referred to in Clause 8.1 above or which is conferred by any Finance Document;

(e)           to enable or assist the Lender to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Secured Assets in any country or under the law of any country.

10.3        Terms of further assurances.  The Lender may specify the terms of any document to be executed by the Owner under Clause 10.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its or a Receiver’s interests.

10.4        Obligation to comply with notice.  The Owner shall comply with a notice under Clause 10.1 by the date specified in the notice.

10.5        Additional corporate action.  At the same time as the Owner delivers to the Lender any document executed under Clause 10.1(a), the Owner shall also deliver to the Lender a certificate signed by 2 of the Owner’s directors which shall:

(a)           set out the text of a resolution of the Owner’s directors specifically authorising the execution of the document specified by the Lender; and

(b)           state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Owner’s articles of association or other constitutional documents.

11           POWER OF ATTORNEY

11.1        Appointment.  For the purpose of securing the Lender’s interest in the Secured Assets and the due and punctual performance of its obligations to the Lender under this Deed and every other Finance Document, the Owner irrevocably and by way of security appoints the Lender its attorney, on behalf of the Owner and in its name or otherwise, to execute or sign any document and do any act or thing which the Owner is obliged to do under any Finance Document.

11.2        Ratification of actions of attorney.  For the avoidance of doubt and without limiting the generality of Clause 11.1, it is confirmed that it authorises the Lender to execute on behalf of the Owner a document ratifying by the Owner any transaction or action which the Lender and/or a Receiver has purported to enter into or to take and which the Lender considers was or might have been outside his powers or otherwise invalid.

11.3        Delegation.  The Lender may sub-delegate to any person or persons (including a Receiver and persons designated by him) all or any of the powers (including the discretions) conferred on the Lender by Clauses 11.1 and/or 11.2, and may do so on terms authorising successive sub-delegations.

12           INCORPORATION OF LOAN AGREEMENT PROVISIONS

12.1        Incorporation of specific provisions.  The following provisions of the Loan Agreement apply to this Deed as if they were expressly incorporated therein with any necessary modifications:

clause 24, no set-off or tax deduction;

clause 29, variations and waivers;

clause 30, notices;

clause 31, supplemental.

12.2        Incorporation of general provisions.  Clause 12.1 is without prejudice to the application to this Deed of any provision of the Loan Agreement which, by its terms, applies or relates to the Finance Documents generally.

13           SUPPLEMENTAL

13.1        No restriction on other rights.  Nothing in this Deed shall be taken to exclude or restrict any power, right or remedy which the Lender may at any time have under:

(a)           any other Finance Document; or

(b)           the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner, the Ship or any other item of the Secured Assets.

13.2        Exercise of other rights.  The Lender may exercise any right under this Deed before it has exercised any right referred to in Clause 13.1(a) or (b) above.

13.3        Settlement or discharge conditional.  Any settlement or discharge under this Deed between the Lender and the Owner shall be conditional upon no security or payment to the Lender by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

13.4        Third party rights.  A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

14           LAW AND JURISDICTION

14.1        English law.  This Deed shall be governed by, and construed in accordance with, English law.

14.2        Exclusive English jurisdiction.  Subject to Clause 14.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

14.3        Choice of forum for the exclusive benefit of the Lender.  Clause 14.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)           to commence proceedings in relation to any matter which arises out of or in connection with this Deed in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)           to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Owner shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Deed.

14.4        Process agent.  The Owner irrevocably appoints Maritime Recovery Limited at its registered office for the time being, presently at 20 Salcott Road, PO Box 293, London SW11 6DJ, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

14.5        Lender’s rights unaffected.  Nothing in this Clause 14 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

14.6        Meaning of “proceedings”.  In this Clause 14, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS DEED has been duly executed as a deed on the date stated at the beginning of this Deed.

EXECUTION PAGE

OWNER

EXECUTED AS A DEED	)	/s/ Nicholas Sherriff
by KTL MAYFAIR, INC.	)
acting by Nicholas Sherriff	)
expressly authorised in accordance with the	)
laws of Liberia	)
by virtue of a power of attorney granted	)
by KTL MAYFAIR, INC.	)
on 2 March 2004)
such execution being witnessed by:	)

Signature of witness
/s/ illegible

LENDER

EXECUTED and DELIVEREDas a DEED	)	/s/ Robert J. Manners
by the duly authorised attorney of	)
THE ROYAL BANK OF SCOTLAND plc	)
for it and on its behalf	)
in the presence of:

Signature of witness
/s/ Charmaine Rumbelow